UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 20, 2018)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	1-35574	37-1661577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12 b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 20, 2018, EQT Midstream Partners, LP (EQM) entered into an Underwriting Agreement (Underwriting Agreement) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., and PNC Capital Markets LLC, as representatives of the underwriters named therein (Underwriters), relating to the public offering (Offering) of $1,100 million aggregate principal amount of EQM’s 4.75% Senior Notes due 2023 (the 2023 Notes), $850 million aggregate principal amount of EQM’s 5.50% Senior Notes due 2028 (the 2028 Notes), and $550 million aggregate principal amount of EQM’s 6.50% Senior Notes due 2048 (the 2048 Notes, and together with the 2023 Notes and the 2028 Notes, the Notes) at prices to the public of 99.761%, 99.538% and 99.055% of the face amount of the Notes, respectively.

The Offering closed on June 25, 2018. EQM used a portion of the net proceeds from the Offering to repay the amounts outstanding under EQM’s 364-day term loan facility and intends to use the remainder of the net proceeds for general partnership purposes. In addition, if the proposed merger between EQM and Rice Midstream Partners LP (NYSE: RMP) (RMP) is consummated, EQM intends to use a portion of the net proceeds from the Offering to repay the amounts outstanding under RMP’s revolving credit facility.

The Offering was made pursuant to EQM’s shelf registration statement on Form S-3 (File No. 333-212362), which became effective upon filing on June 30, 2016 (Registration Statement), and pursuant to the prospectus supplement dated June 20, 2018 (Prospectus Supplement), filed with the Securities and Exchange Commission (Commission) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (Securities Act).

The Underwriting Agreement contains customary representations, warranties and agreements of EQM, and customary conditions to closing, obligations of the parties and termination provisions. EQM has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement.  They are not intended to provide any other factual information about EQM, its general partner or their respective subsidiaries, affiliates, businesses or equity holders.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Underwriting Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors.  Moreover, the subject matter of the representations and warranties are subject to more recent developments.  Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of EQM, its general partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Indenture and Third, Fourth, and Fifth Supplemental Indentures for the 2023 Notes, the 2028 Notes, and the 2048 Notes

The Notes were issued under an Indenture, dated as of August 1, 2014 (Base Indenture), by and among EQM, as issuer, certain subsidiaries of EQM and The Bank of New York Mellon Trust Company, N.A., as trustee (Trustee), as amended and supplemented by (i) in the case of the 2023 Notes, the Third Supplemental Indenture, dated as of June 25, 2018 (the Third Supplemental Indenture), (ii) in the case of the 2028 Notes, the Fourth Supplemental Indenture, dated as of June 25, 2018 (the Fourth Supplemental Indenture) and (iii) in the case of the 2048 Notes, the Fifth Supplemental Indenture, dated as of June 25, 2018 (the Fifth Supplemental Indenture and, together with the Third Supplemental Indenture and the Fourth Supplemental Indenture, the Supplemental Indentures), by and between EQM and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as amended and supplemented by the Supplemental Indentures, is referred to herein as the Indenture. The Indenture contains covenants that limit EQM’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of EQM’s assets.

The description of the Notes and the Indenture are described in the Prospectus Supplement and are incorporated herein by reference. The foregoing descriptions of the Base Indenture, the Supplemental Indentures and the Notes are qualified in their entirety by reference to the full text of the Base Indenture, the Supplemental Indentures and the Notes, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, and are incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

On June 25, 2018, EQM applied a portion of the proceeds from the Offering to prepay the amounts outstanding under that certain 364-Day Term Loan Agreement, dated as of April 25, 2018 (the Term Loan Agreement), among EQM, the lenders party thereto (the Lenders), and Wells Fargo Bank, National Association, as administrative agent, and terminated all unused commitments outstanding thereunder.  The Term Loan Agreement initially provided a $2.5 billion 364-day unsecured multi-draw term loan facility.  The Term Loan Agreement included mandatory prepayment and commitment reduction requirements related to EQM’s receipt of net cash proceeds from certain debt transactions (including the net cash proceeds received in connection with the issuance of the Notes), equity issuances, asset sales and joint venture distributions. Affiliates of certain of the Underwriters are lenders and/or agents under the 364-day term loan facility and therefore will receive a substantial portion of the net proceeds from the Offering. In addition, in the ordinary course of their respective businesses, certain of the Lenders and the other parties to the Term Loan Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with EQM and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Base Indenture, the Supplemental Indentures and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01                                           Other Events.

This Current Report on Form 8-K is also being filed for the purpose of filing an updated computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 to the Registration Statement, and such exhibit is hereby incorporated by reference into the Registration Statement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1

Underwriting Agreement, dated June 20, 2018, by and among EQT Midstream Partners, LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and PNC Capital Markets LLC, as representatives of the several underwriters named therein.

4.1

Indenture, dated August 1, 2014, by and among EQT Midstream Partners, LP, as issuer, the subsidiaries of EQT Midstream Partners, LP party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (#001-35574) filed on August 1, 2014).

4.2	Third Supplemental Indenture, dated June 25, 2018, by and between EQT Midstream Partners, LP, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of EQT Midstream Partners, LP’s 4.75% Senior Notes due 2023 (included in Exhibit 4.2 hereto).

4.4	Fourth Supplemental Indenture, dated June 25, 2018, by and between EQT Midstream Partners, LP, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.5	Form of EQT Midstream Partners, LP’s 5.50% Senior Notes due 2028 (included in Exhibit 4.4 hereto).

4.6	Fifth Supplemental Indenture, dated June 25, 2018, by and between EQT Midstream Partners, LP, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.7	Form of EQT Midstream Partners, LP’s 6.50% Senior Notes due 2048 (included in Exhibit 4.6 hereto).

5.1	Opinion of Baker Botts L.L.P.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Midstream Partners, LP
(Registrant)

	By:	EQT Midstream Services, LLC, its general partner

	By:	/s/ Robert J. McNally
Robert J. McNally
Senior Vice President and Chief Financial Officer

Date: June 25, 2018